EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at Barclays Capital CEO Energy-Power Conference

HOUSTON, Aug. 31, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that the company will present at the Barclays Capital CEO Energy-Power Conference in New York City on Thursday, September 8, 2011, at 1:05 p.m. Eastern Time.

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, or to replay the webcast after the live presentation.

About Global Geophysical

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi Client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         www.globalgeophysical.com
         13927 South Gessner Road
         Missouri City, TX 77489
         Phone: (713) 808-1750
         Fax: (713) 972-1008